UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2020

CYCLERION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-38787	83-1895370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

301 Binney Street

Cambridge, Massachusetts 02142

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (857) 327-8778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CYCN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

As described in Items 7.01 and 8.01 below, respectively, on April 10, 2020, Cyclerion Therapeutics, Inc. (the “Company”) issued a press release and released a corporate slide presentation. The press release and presentation included information that, as of March 31, 2020, the Company’s preliminary unaudited cash, cash equivalents and restricted cash balance was approximately $72 million and that the Company anticipates that this cash will fund its operations into the second quarter of 2021, excluding net cash flows from potential business development activities.

The foregoing information constitutes unaudited and preliminary estimates that (i) represent the most current information available to management as of the date of the press release and presentation, (ii) are subject to completion of financial closing and procedures that could result in significant changes to the estimated amounts, and (iii) do not present all information necessary for an understanding of the Company’s financial condition as of, and its results of operations for the quarter ended, March 31, 2020. Accordingly, undue reliance should not be placed on such estimates.

The information set forth in this Item 2.02 is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

Item 7.01	Regulation FD Disclosure.

In connection with the corporate update described in Item 8.01 of this report, the Company released a corporate slide presentation, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The presentation is also posted to the Company’s website, www.cyclerion.com. The Company plans to use its website to disseminate future updates to the presentation and may not necessarily file or furnish a Form 8-K alerting investors if the presentation is updated.

The information set forth in this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act or under the Exchange Act, whether made before or after the date hereof, except as expressly provided by specific reference in such a filing.

By filing this Current Report on Form 8-K and furnishing the information in this Item 7.01, the Company makes no admission as to the materiality of Item 7.01 in this report or the presentation available on the Company’s website. The information contained in the presentation is summary information that is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission (the “SEC”) and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate or as required by applicable law. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases, by updating its website or through other public disclosure.

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Item 8.01	Other Events

On April 10, 2020, the Company provided a corporate update. A copy of the Company’s press release of the same date summarizing the corporate update is attached hereto as Exhibit 99.2. The information set forth in the press release is incorporated by reference into this Item 8.01 of this report. The press release contains hypertext links to information on our website. The information on our website is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part hereof.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit No.	Description

99.1	Corporate Update Presentation dated April 10, 2020.
99.2	Press Release dated April 10, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclerion Therapeutics, Inc.

Dated: April 14, 2020	By:	/s/ William Huyett
		Name:	William Huyett
		Title:	Chief Financial Officer

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